EXHIBIT 5





                                  May 12, 1999


Investment Technology Group, Inc.
380 Madison Avenue
4th Floor
New York, New York  10017

       Re: Form S-8 Relating to the Investment Technology Group, Inc. Employee Stock Ownership Plan

Ladies and Gentlemen:

     We have acted as counsel to Investment Technology Group, Inc., a Delaware corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to 290,000 shares of the Company's common stock (the "Registered Shares"), $.01 par value per share (the "Common Stock"), offered under the Company's Employee Stock Ownership Plan (the "Plan").

     In connection with this opinion, we have examined the Registration Statement, the Certificate of Incorporation and Bylaws of the Company, certain of the Company's corporate proceedings as reflected in its minute books, the Plan and such other records as we have deemed relevant. In our examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with the originals of all documents submitted to us as copies. As to factual matters, we have relied on certificates and other representations and warranties of officers of the Company and its subsidiaries and certificates and other documents of or provided by governmental officials as we have deemed necessary or desirable.

     In our opinion, the Registered Shares have been duly authorized and are validly issued, fully paid and non-assessable.

     In rendering this opinion, we express no opinion as to the laws of any jurisdiction other than the laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware.

     We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement. In giving such opinion and consent, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                                Very truly yours,

                                /s/ Cahill Gordon & Reindel